Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276216 on Form F-3 of our report dated December 14, 2023, relating to the financial statements of Cobar Management Pty Limited appearing in this Annual Report on Form 20-F of MAC Copper Limited (formerly known as Metals Acquisition Limited) for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Deloitte Touche Tohmatsu

Parramatta, Australia

March 28, 2025